Exhibit 3.1(ii)

UNION ELECTRIC COMPANY

B Y - L A W S

As Amended to July 28, 2008

ARTICLE I.

Stockholders

Section 1.    The annual meeting of the stockholders of the Company shall be held on the fourth Tuesday of April in each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at the registered office of the Company in the City of St. Louis, State of Missouri, or on such other date and at such other place within or without the State of Missouri as may be stated in the notice of meeting, for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting.

Section 2.    Special meetings of the stockholders may be called by the Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies.

Section 3.    Written or printed notice of each meeting of stockholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote thereat, at his address as it appears, if at all, on the records of the Company.  Such further notice shall be given by mail, publication or otherwise as may be required by law.  Meetings may be held without notice if all the stockholders entitled to vote thereat are present or represented at the meeting, or if notice is waived by those not present or represented.

Section 4.    The holders of record of a majority of the shares of the capital stock of the Company issued and outstanding, entitled to vote thereat, present in person or represented by proxy, shall, except as otherwise provided by law, constitute a quorum at all meetings of the stockholders.  If at any meeting there be no such quorum, such holders of a majority of the shares so present or represented may successively adjourn the meeting to a specified date not longer than ninety days after such adjournment, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as originally notified.  The chairman of the meeting or a majority of shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum.

Section 5.    Meetings of the stockholders shall be presided over by the Chief Executive Officer or, if he is not present, by the Chairman of the Board of Directors or by the President or, in any event, by such other person as shall be selected for such purpose by the

Board of Directors.  The Secretary of the Company or, if he is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a secretary pro tem to be designated by the Board of Directors shall act as secretary of the meeting.

Section 6.    At all meetings of the stockholders every holder of record of the shares of the capital stock of the Company, entitled to vote thereat, may vote either in person or by proxy.

Section 7.    At all elections for directors the voting shall be by written ballot.  If the object of any meeting be to elect directors or to take a vote of the stockholders on any proposition of which notice shall have been given in the notice of the meeting, the person presiding at such meeting shall appoint not less than two persons, who are not directors, inspectors to receive and canvass the votes given at such meeting.  Any inspector, before he shall enter on the duties of his office, shall take and subscribe an oath, in the manner provided by law, that he will execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

Section 8.    (a) (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

(2)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a) (1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.  Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)  Notwithstanding anything in the second sentence of paragraph (a) (2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(b)  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the stockholder's notice required by paragraph (a) (2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

(c)  (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law.  Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2)  For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)  Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.  Nothing in this By-Law shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE II.

Directors

Section 1.    The property and business of the Company shall be controlled and managed by its Board of Directors.  The number of directors to constitute the Board of Directors shall be five; provided, however, that such number may be fixed by the Board of Directors, from time to time, at not less than a minimum of three nor more than a maximum of fourteen (subject to the rights of the holders of Preferred Stock as set forth in the Articles of Incorporation of the Company, as amended).  Any such change shall be reported to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change.  Not less than one member of the Board of Directors shall be a bona fide citizen of the State of Missouri.  Except as otherwise provided in the Articles of Incorporation of the Company, as amended, the directors shall hold office until the next annual election and until their successors shall be elected and qualified.  A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the original meeting had a quorum been present.

Section 2.    Vacancies in the Board of Directors, including vacancies created by newly created directorships, shall be filled in the manner provided in the Articles of Incorporation of the Company, as amended, and, except as otherwise provided therein, the directors so elected shall hold office until their successors shall be elected and qualified.

Section 3.    Meetings of the Board of Directors shall be held at such time and place within or without the State of Missouri as may from time to time be fixed by resolution of the Board, or as may be stated in the notice of any meeting.  Regular meetings of the Board shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given.  Special meetings of the Board may be held at any time upon call of the Chief Executive Officer or the Executive Committee, by oral, telegraphic or written notice, duly given or sent or mailed to each director not less than two (2) days before any such meeting.  The notice of any meeting of the Board need not specify the purposes thereof except as may be otherwise required by law.  Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting, in writing.

Section 4.    The Board of Directors, by the affirmative vote of a majority of the whole Board may appoint an Executive Committee, to consist of two or more directors, one of whom shall be a bona fide citizen of the State of Missouri, as the Board may from time to time determine.  The Executive Committee shall have and may exercise to the extent permitted by law, when the Board is not in session, all of the powers vested in the Board, except the power to fill vacancies in the Board, the power to fill vacancies in or to change the membership of said Committee, and the power to make or amend By-Laws of the Company.  The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee.  The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.  A majority of the members of the Executive Committee shall constitute a quorum.

Section 5.    The Board of Directors may also appoint one or more other committees to consist of such number of the directors and to have such powers as the Board may from time to time determine.  The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.   A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.

ARTICLE III.

Officers

Section 1.    As soon as is practicable after the election of directors at the annual meeting of stockholders, the Board of Directors shall elect one of its members President of the Company, and shall elect a Secretary.  The Board may also elect from its members a Chairman of the Board of Directors (which office may be held by the President) and one or more Vice Chairman of the Board of Directors.  The Board shall designate either the Chairman, if any, or the President as the Chief Executive Officer of the Company.  In addition, the Board may elect one or more Vice Presidents (any one or more of whom may be designated as Senior or Executive Vice Presidents), and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and other officers, agents, and employees as it may deem proper.  The offices of Secretary and Treasurer may be held by the same person, and a Vice President of the Company may also be either the Secretary or the Treasurer.

Section 2.    Between annual elections of officers, the Board of Directors may effect such changes in Company offices as it deems necessary or proper.

Section 3.    Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Executive Committee.  The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board of Directors may from time to time prescribe.

ARTICLE IV.

Indemnification

Each person who now is or hereafter becomes a director (which term as used in this Article shall include an advisor to the Board of Directors), officer, employee or agent of the Company, or who now is or hereafter becomes a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, shall be entitled to indemnification as provided by law.  Such right of indemnification shall include, but not be limited to, the following:

Section 1.    (a)  The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)  The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)  To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(d)  Any indemnification under subsections (a) and (b) above, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section.  The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

Section 2.    (a)  In addition to the indemnity authorized or contemplated under other Sections of this Article, the Company shall further indemnify to the maximum extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (including appeals), whether civil, criminal, investigative (including private Company investigations), or administrative, including an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, for and against any and all expenses incurred by such person, including, but not limited to, attorneys' fees, judgments, fines (including any excise taxes or penalties assessed on a person with respect to an employee benefit plan), and amounts paid in settlement actually or reasonably incurred by him in connection with such action, suit or proceeding, provided that the Company shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

(b)  Where full and complete indemnification is prohibited by law or public policy, any person referred to in subsection (a) above who would otherwise be entitled to indemnification nevertheless shall be entitled to partial indemnification to the extent permitted by law and public policy.  Furthermore, where full and complete indemnification is prohibited by law or public policy, any person referred to in subsection (a) above who would otherwise be entitled to indemnification nevertheless shall have a right of contribution to the extent permitted by law and public policy in cases where said party is held jointly liable with the Company.

Section 3.    The indemnification provided by Sections 1 and 2 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and the Company is hereby specifically authorized to provide such indemnification by any agreement, vote of stockholders or disinterested directors or otherwise.  The indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.    The Company is authorized to purchase and maintain insurance on behalf of, or provide another method or methods of assuring payment to, any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

Section 5.    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

Section 6.    This Article may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a director, officer, employee or agent to obtain indemnification with respect to an action, suit, or proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal.

ARTICLE V.

Uncertificated Shares and Certificates of Stock

Section 1.    The interest of each stockholder of any class of stock of the Company shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of stock of the Company represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to the Company and (b) the Company may, at its option but without obligation, issue certificates for some or all of any shares of some or all of any classes and series of stock as determined by the Company from time to time.  The shares of stock of the Company which are to be evidenced by certificates as provided in this By-Law shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the

Chairman, if any, or the President or a Vice President (including Senior or Executive Vice Presidents) and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Company and sealed with the seal of the Company and shall be countersigned and registered in such manner if any, as the Board of Directors may from time to time prescribe.  Any or all of the signatures on the certificate may be facsimile and the seal may be facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the person were an officer, transfer agent or registrar at the date of issue.  Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership.  Upon the request of any holder of uncertificated shares, the Company shall also furnish to a holder of uncertificated shares such information as is required pursuant to Section 351.180.6. of the General and Business Corporation Law of Missouri.

Section 2.    The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon delivery of an assignment and power of transfer, duly executed, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require, and with respect to any shares represented by a certificate upon surrender for cancellation of such certificate.

Section 3.    No shares of stock of the Company shall be transferred if represented by a certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.  No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except that upon the request of the stockholder the Company may, at its option but without obligation, issue a replacement certificate upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.

Section 4.    All determinations by the Company from time to time as to whether the Company shall at its option issue a certificate for any shares of any class or series of stock as provided in this By-Law shall be made by such officers of the Company as may be designated by the Board.

ARTICLE VI.

Closing of Stock Transfer Books or
Fixing Record Date

The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of stockholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case such stockholders and only such stockholders as shall be stockholders of record on the date of closing the stock transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.

ARTICLE VII.

Checks, Notes, etc.

All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.  The Board of Directors may authorize any such officer or agent to sign and, when the Company's seal is on the instrument, to attest any of the foregoing instruments by the use of a facsimile signature, engraved or printed or otherwise affixed thereto.  In case any officer or agent who has signed or whose facsimile signature has been placed upon any such instrument for the payment of money shall have ceased to be such officer or agent before such instrument is issued, such instrument may nevertheless be issued by the Company with the same effect as if such officer or agent had not ceased to be such officer or agent at the date of its issue.

ARTICLE VIII.

Fiscal Year

The fiscal year of the Company shall begin on the first day of January in each year and shall end on the thirty-first day of December following until otherwise changed by resolution of the Board, and the Board is authorized at any time by resolution to adopt and fix a different fiscal year for the Company.

ARTICLE IX.

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Company and the words "Corporate Seal, Missouri".

ARTICLE X.

Amendments

The By-Laws of the Company may be made, altered, amended, or repealed by the Board of Directors.